Exhibit 10.21

QUEST RESOURCE HOLDING CORPORATION

2014 EMPLOYEE STOCK PURCHASE PLAN

QUEST RESOURCE HOLDING CORPORATION

2014 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide incentive for present and future employees of the Company and any Designated Subsidiary to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the Company’s intention that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Applicable Percentage” means, with respect to each Offering Period, eighty-five percent (85%), unless and until such Applicable Percentage is increased by the Committee, in its sole discretion, provided that any such increase in the Applicable Percentage with respect to a given Offering Period must be established not less than fifteen (15) days prior to the Offering Date thereof.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

(d) “Committee” means the committee appointed by the Board to administer the Plan as described in Section 15 of the Plan or, if no such Committee is appointed, then the Board.

(e) “Common Stock” means the Company’s common stock, par value $0.001 per share.

(f) “Company” means Quest Resource Holding Corporation, a Nevada corporation.

(g) “Compensation” means, with respect to each Participant for each pay period, the full base salary and overtime paid to such Participant by the Company or a Designated Subsidiary. Except as otherwise determined by the Committee, “Compensation” does not include: (i) bonuses or commissions, (ii) any amounts contributed by the Company or a Designated Subsidiary to any pension plan, (iii) any automobile or relocation allowances (or reimbursement for any such expenses), (iv) any amounts paid as a starting bonus or finder’s fee, (v) any amounts realized from the exercise of any stock options or incentive awards, (vi) any amounts paid by the Company or a Designated Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, or (vii) other similar forms of extraordinary compensation.

(h) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or the Designated Subsidiary that employs the Employee, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(i) “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board or the Committee from time to time in their sole discretion as eligible to participate in the Plan.

(j) “Employee” means any person, including an Officer, whose customary employment with the Company or one of its Designated Subsidiaries is at least twenty (20) hours per week and more than five months in any calendar year.

(k) “Entry Date” means the first day of each Offering Period.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exercise Date” means the last Trading Day of each Offering Period.

(n) “Exercise Price” means the price per share of Common Stock offered in a given Offering Period determined as provided in Section 7(b).

(o) “Fair Market Value” means, with respect to a share of Common Stock, the Fair Market Value as determined under Section 7(c).

(p) “First Offering Date” means November 15, 2014.

(q) “Offering Date” means the first Trading Day of each Offering Period.

(r) “Offering Period” means each six calendar month period that begins on a May 15, and November 15, subject to adjustment as provided in Section 4(b).

(s) “Officer” means a person who is an officer of the Company within the meaning of Section 16 under the Exchange Act and the rules and regulations promulgated thereunder.

(t) “Participant” means an Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 5 hereof.

(u) “Plan” means this Quest Resource Holding Corporation 2014 Employee Stock Purchase Plan.

(v) “Plan Contributions” means, with respect to each Participant, the lump sum cash transfers, if any, made by the Participant to the Plan pursuant to Section 6(a) hereof, plus the after-tax payroll deductions, if any, withheld from the Compensation of the Participant and contributed to the Plan for the Participant as provided in Section 6 hereof, and any other amounts contributed to the Plan for the Participant in accordance with the terms of the Plan.

(w) “Subsidiary” means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, and that otherwise qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(x) “Trading Day” means a day on which the national stock exchanges and the Nasdaq system are open for trading.

3. Eligibility.

(a) First Offering Date. Any individual who is an Employee as of the First Offering Date and has been employed by the Company or any Subsidiary (or any predecessor) for 30 days preceding the First Offering Date shall be eligible to become a Participant as of the First Offering Date.

(b) Subsequent Offering Dates. Except as otherwise provided in Section 13(b) hereof, any individual who is an Employee on the thirtieth (30th) day preceding the Offering Date of a given Offering Period and who is an Employee as of such Offering Date shall be eligible to become a Participant as of such Offering Date.

4. Offering Periods.

(a) In General. The Plan shall generally be implemented by a series of Offering Periods. Each Offering Period shall occur during the six calendar month period that begins on a May 15 and November 15, subject to adjustment as provided in Section 4(b).

(b) Changes by Committee.

i. The Committee shall have the power to make other changes to the duration and/or the frequency of Offering Periods with respect to future offerings if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected.

ii. The Committee may shorten the duration of any Offering Period then in progress by requiring that it end immediately following the close of any Trading Day within that Offering Period (after the purchase of Common Stock on that Trading Day), if such change is announced at least five days prior to the Trading Day on which the Committee proposes that the Offering Period terminate.

iii. If the Company determines that the accounting treatment of purchases under the Plan will change or has changed in a manner that is detrimental to the Company’s best interests, then the Committee may, in its discretion, take any or all of the following actions: (A) terminate any Offering Period that is then ongoing immediately following the close of any Trading Day within that Offering Period (after the purchase of Common Stock on that Trading Day); (B) amend the Plan so that each offering under the Plan will reduce the effect of such detrimental accounting treatment; or (C) terminate any ongoing Offering Period at any time and refund any contributions to the applicable Participants.

5. Participation.

(a) Entry Dates. Employees meeting the eligibility requirements of Section 3(b) hereof after the First Offering Date may elect to participate in the Plan commencing on any Entry Date by completing an enrollment agreement on the form provided by the Company and filing the enrollment agreement with the Company on or before the twenty-fifth (25th) day of the month preceding the month in which the Offering Period to which such new enrollment agreement relates, begins, unless a different time for filing the enrollment agreement is set by the Committee for all eligible Employees with respect to a given offering.

(b) Special Rule for First Offering Date. All Employees who are eligible as of the First Offering Date may elect to participate in the Plan commencing as of the First Offering Date by completing an enrollment agreement on the form provided by the Company and filing the enrollment agreement with the Company on or prior the deadline prescribed by the Company for initial enrollment.

6. Plan Contributions.

(a) Contribution by Payroll Deduction or Direct Payment. Except as otherwise authorized by the Committee, all contributions to the Plan shall be made only by payroll deductions to the Plan at such times and subject to such terms and conditions as the Committee may in its discretion determine. All such additional contributions shall be made in a manner consistent with the provisions the Plan and the provisions of Section 423 of the Code or any successor thereto, and shall be treated in the same manner as payroll deductions contributed to the Plan as provided herein.

(b) Payroll Deduction Election on Enrollment Agreement. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant may authorize payroll deductions to be made on each payroll date during the portion of the Offering Period that he or she is a Participant in an amount not less than 1% and not more than 15% of the Participant’s Compensation on each payroll date during the portion of the Offering Period that he or she is a Participant. The amount of payroll deductions must be a whole percentage (e.g., 1%, 2%, 3%, etc.) of the Participant’s Compensation.

(c) Commencement of Payroll Deductions. Except as otherwise determined by the Committee under rules applicable to all Participants, payroll deductions for Participants enrolling in the Plan shall commence with the earliest administratively practicable payroll period that begins on or after the Entry Date with respect to which the Participant files an enrollment agreement in accordance with Section 5.

(d) Automatic Continuation of Payroll Deductions. Unless a Participant elects otherwise prior to the last day of an Offering Period, such Participant shall be deemed (i) to have elected to participate in the immediately succeeding Offering Period (and, for purposes of such Offering Period the Participant’s “Entry Date” shall be deemed to be the first day of such Offering Period) and (ii) to have authorized the same payroll deduction for the immediately succeeding Offering Period as was in effect for the Participant immediately prior to the commencement of the succeeding Offering Period.

(e) Change of Payroll Deduction Election. A Participant may decrease or increase the rate of his or her payroll deductions during an Offering Period (within the limitations of Section 6(b) above) by completing and filing with the Company a new enrollment agreement authorizing a change in the rate of payroll deductions; provided, that a Participant may not change the rate of his or her payroll deductions with respect to any Offering Period that is ongoing at the time the Committee receives the new enrollment agreement. Except as otherwise determined by the Committee under rules applicable to all Participants, the change in rate shall be effective as of the next Offering Period that begins after the date the Committee receives the new enrollment agreement, provided that the Committee received the new enrollment agreement on or before the twenty-fifth (25th) day (or such other day as the Committee may prescribe for all eligible Employees) of the month preceding the month in which the Offering Period to which such new enrollment agreement relates, begins. Additionally, a Participant may discontinue his or her participation in the Plan as provided in Section 13(a).

(f) Automatic Changes in Payroll Deduction. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, Section 7(d) hereof, or any other applicable law, a Participant’s rate of payroll deductions may be decreased, including to 0%, at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year are equal to the product of $25,000 multiplied by the Applicable Percentage for the calendar year. Payroll deductions shall recommence at the rate or amount provided in the Participant’s enrollment agreement at the beginning of the following Offering Period which is scheduled to end in the following calendar year, unless the Participant terminates participation as provided in Section 13(a).

7. Grant of Option.

(a) Shares of Common Stock Subject to Option. On a Participant’s Entry Date, subject to the limitations set forth in Section 7(d) and this Section 7(a), the Participant shall be granted an option to purchase on the Exercise Date during the Offering Period in which such Entry Date occurs (at the Exercise Price determined as provided in Section 7(b) below) up to a number of shares of Common Stock determined by dividing such Participant’s Plan Contributions accumulated prior to such Exercise Date and retained in the Participant’s account as of such Exercise Date by the Exercise Price; provided, that the maximum number of shares a Participant may purchase during any Offering Period shall be 50,000 shares.

(b) Exercise Price. The Exercise Price per share of Common Stock offered to each Participant in a given Offering Period shall be the lower of: (i) the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Exercise Date.

(c) Fair Market Value. The Fair Market Value of a share of Common Stock on a given date shall be determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Common Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which shares are traded on the date as of which such value is being determined, or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(d) Limitation on Option that may be Granted. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an option under the Plan (i) to the extent that if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries intended to qualify under Section 423 of the Code accrue at a rate which exceeds $25,000 of Fair Market Value of Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(e) No Rights as Shareholder. A Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

8. Exercise of Options.

(a) Automatic Exercise. A Participant’s option for the purchase of shares shall be exercised automatically on each Exercise Date, and the maximum number of full shares subject to the option shall be purchased for the Participant at the applicable Exercise Price with the accumulated Plan Contributions then credited to the Participant’s account under the Plan. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by the Participant.

(b) Carryover of Excess Contributions. Any amount remaining to the credit of a Participant’s account after the purchase of shares by the Participant on an Exercise Date which is insufficient to purchase a full share of Common Stock shall remain in the Participant’s account, and be carried over to the next Offering Period, unless the Participant withdraws from participation in the Plan or elects to withdraw his or her account balance in accordance with Section 10(c). Any amount remaining to the credit of a Participant’s account after the purchase of shares by the Participant on an Exercise Date which is sufficient to purchase one or more full shares of Common Stock shall be distributed to the Participant in accordance with Section 10(c).

9. Issuance of Shares.

(a) Delivery of Shares. As promptly as practicable after each Exercise Date, the Company shall arrange for the delivery to each Participant (or the Participant’s beneficiary), as appropriate, or to a custodial account held by a custodian appointed by the Company for the benefit of each Participant (or the Participant’s beneficiary) as appropriate, of a certificate representing the shares purchased upon exercise of the Participant’s option or, at the Company’s option, through appropriate book entry procedures.

(b) Registration of Shares. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as requested by the Participant.

(c) Compliance with Applicable Laws. The Plan, the grant and exercise of options to purchase shares under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations and the requirements of any stock exchange on which the shares may then be listed.

(d) Withholding. The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

10. Participant Accounts.

(a) Bookkeeping Accounts Maintained. Individual bookkeeping accounts will be maintained for each Participant in the Plan to account for the balance of his Plan Contributions, options issued, and shares purchased under the Plan. However, all Plan Contributions made for a Participant shall be deposited in the Company’s general corporate accounts, and no interest shall accrue or be credited with respect to a Participant’s Plan Contributions. All Plan Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such Plan Contributions from any other corporate funds.

(b) Participant Account Statements. Statements of account will be given to Participants semi-annually in due course following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

(c) Withdrawal of Account Balance Following Exercise Date. A Participant may elect at any time within the first thirty (30) days following any Offering Period, or at such other time as the Committee may from time to time prescribe, to receive in cash any amounts carried-over in accordance with Section 8(b). An election under this Section 10(c) shall not be treated as a withdrawal from participation in the Plan under Section 13(a). Notwithstanding the foregoing, any amount remaining to the credit of a Participant’s account after the purchase of shares by the Participant on an Exercise Date which is sufficient to purchase one or more full shares of Common Stock shall be distributed to the Participant as soon as administratively practicable following such Exercise Date.

11. Designation of Beneficiary.

(a) Designation. A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of the Participant’s death subsequent to an Exercise Date on which the Participant’s option hereunder is exercised but prior to delivery to the Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of the Participant’s death prior to the exercise of the option.

(b) Change of Designation. A Participant’s beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12. Transferability. Neither Plan Contributions credited to a Participant’s account nor any rights to exercise any option or receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 11). Any attempted assignment, transfer, pledge or other distribution shall be without effect, except that the Company may treat such act as an election to withdraw in accordance with Section 13(a).

13. Withdrawal; Termination of Employment.

(a) Withdrawal. A Participant may withdraw from the Plan at any time by giving written notice to the Company. Payroll deductions, if any have been authorized, shall cease as soon as administratively practicable after receipt of the Participant’s notice of withdrawal, and, subject to administrative practicability, no further purchases shall be made for the Participant’s account. All Plan Contributions credited to the Participant’s account, if any, and not yet invested in Common Stock, will be paid to the Participant as soon as administratively practicable after receipt of the Participant’s notice of withdrawal. The Participant’s unexercised options to purchase shares pursuant to the Plan automatically will be terminated. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan (a “Former Participant”) unless the Former Participant enrolls in a subsequent Offering Period in accordance with Section 5(a) and subject to the restriction provided in Section 13(b), below.

(b) Effect of Withdrawal on Subsequent Participation. A Former Participant who has withdrawn from the Plan pursuant to Section 13(a) shall not again be eligible to participate in the Plan prior to the beginning of the Offering Period that commences at least 3 months from the date the Former Participant withdrew, and the Former Participant must submit a new enrollment agreement in accordance with Section 5(a) in order to again become a Participant as of that date. For the avoidance of doubt, the termination of a Participant’s Continuous Status as an Employee prior to any Exercise Date for any reason, including retirement or death under Section 13(c), shall not be treated as a withdrawal from the Plan pursuant to Section 13(a) and therefore, the provisions of this Section 13(b) shall not be applicable to a Participant whose Continuous Status as an Employee terminates prior to any Exercise Date for any reason, including retirement or death under Section 13(c).

(c) Termination of Employment. Upon termination of a Participant’s Continuous Status as an Employee prior to any Exercise Date for any reason, including retirement or death, the Plan Contributions credited to the Participant’s account and not yet invested in Common Stock will be returned to the Participant or, in the case of death, to the Participant’s beneficiary as determined pursuant to Section 11, and the Participant’s option to purchase shares under the Plan will automatically terminate.

14. Common Stock Available under the Plan.

(a) Number of Shares. Subject to adjustment as provided in Section 14(b) below, the maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan shall be 2,000,000 shares. Shares of Common Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purpose of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

(b) Adjustments Upon Changes in Capitalization; Corporate Transactions.

i. If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of the number and/or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan, including, without limitation, the maximum number of shares a Participant may purchase during any Offering Period under Section 7(a) hereof.

ii. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

iii. In the event of a proposed sale of all or substantially all of the Company’s assets, or the merger of the Company with or into another corporation (each, a “Sale Transaction”), each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a Sale Transaction, the Committee shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the exercise date for such Participant’s option has been changed to the New Exercise Date and that such Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 13(a). For purposes of this Section 14(b), an option granted under the Plan shall be deemed to have been assumed if, following the Sale Transaction, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the Sale Transaction, the consideration (whether stock, cash or other securities or property) received in the Sale Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Sale Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, that if the consideration received in the Sale Transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value (as determined by the Committee in its sole and absolute discretion) to the per share consideration received by the holders of Common Stock in the Sale Transaction.

iv. In all cases, the Committee shall have sole discretion to exercise any of the powers and authority provided under this Section 14, and the Committee’s actions hereunder shall be final and binding on all Participants. No fractional shares of Common Stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 14.

15. Administration.

(a) Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The administration, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding upon all persons.

(b) Requirements of Exchange Act. Notwithstanding the provisions of Section 15(a) above, in the event that Rule 16b-3 promulgated under the Exchange Act or any successor provision thereto (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any person that is not “disinterested” as that term is used in Rule 16b-3.

16. Amendment, Suspension, and Termination of the Plan.

(a) Amendment of the Plan. The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; provided, that (i) no such amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant and (ii) the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law or regulation, the Company shall obtain shareholder approval of any such amendment.

(b) Suspension of the Plan. The Board or the Committee may, as of the close of any Exercise Date, suspend the Plan; provided, that the Board or Committee provides notice to the Participants at least five business days prior to the suspension. The Board or Committee may resume the normal operation of the Plan as of any Offering Date; provided further, that the Board or Committee provides notice to the Participants at least 20 business days prior to the date of termination of the suspension period. A Participant shall remain a Participant in the Plan during any suspension period (unless he or she withdraws pursuant to Section 13(a)), however no options shall be granted or exercised, and no payroll deductions shall be made in respect of any Participant during the suspension period. Participants shall have the right to withdraw carryover funds provided in Section 10(c) throughout any suspension period. The Plan shall resume its normal operation upon termination of a suspension period.

(c) Termination of the Plan. The Plan and all rights of Employees hereunder shall terminate on the earliest of:

i. the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan;

ii. such date as is determined by the Board in its discretion; or

iii. the last Exercise Date immediately preceding the tenth (10th) anniversary of the Plan’s effective date.

In the event that the Plan terminates under circumstances described in Section 16(c)(i) above, reserved shares remaining as of the termination date shall be sold to Participants on a pro rata basis, based on the relative value of their cash account balances in the Plan as of the termination date.

17. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

18. Expenses of the Plan. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company.

19. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the right of the Company or any Subsidiary to terminate, or otherwise modify, an employee’s employment at any time.

20. Applicable Law. The internal laws of the State of Nevada shall govern all matter relating to this Plan except to the extent (if any) superseded by the laws of the United States.

21. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

22. Effective Date. Subject to adoption of the Plan by the Board, the Plan shall become effective on the First Offering Date. The Board shall submit the Plan to the shareholders of the Company for approval within twelve months after the date the Plan is adopted by the Board.

23. Equal Rights And Privileges. All eligible Employees granted an option under this Plan that is intended to meet the Code Section 423 requirements shall have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee, or the Board, be reformed to comply with the requirements of Section 423. This Section 23 shall take precedence over all other provisions in this Plan.